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                                                                   EXHIBIT 23.07

                                    CONSENT
                                       OF
                               SMITH BARNEY INC.

     We hereby consent to the (i) inclusion of our opinion letter to the Board of Directors of Cardinal Health, Inc. ("Cardinal") as Annex C to the Joint Proxy Statement/Prospectus of Cardinal and Pyxis Corporation ("Pyxis") relating to the proposed merge transaction involving Cardinal and Pyxis, and (ii) references made to our firm and such opinion in such Joint Proxy Statement/Prospectus under the captions entitled "SUMMARY -- Opinion of Cardinal's Financial Advisor" and "THE MERGER -- Background of the Merger" and "-- Opinion of Cardinal's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                          By:     /s/  SMITH BARNEY INC.

                                            ------------------------------------
                                                     SMITH BARNEY INC.

New York, New York
March 25, 1996